EXHIBIT 99.1

                                            [HEADING] [GRAPHIC OMITTED]


CONTACTS:                  Charles Cimitile
                           Chief Financial Officer
                           SPAR Group, Inc.
                           (914) 332-4100

                           Roger S. Pondel
                           PondelWilkinson MS&L
                           (323) 866-6060



             SPAR GROUP REPORTS SHARPLY HIGHER FIRST QUARTER RESULTS

              --Net Income Rises 165% on 20% Increase in Revenues--


         TARRYTOWN, NY -- APRIL 23, 2003 -- SPAR Group, Inc. (NASDAQ:SGRP) today announced strong increases in revenues and income for its first quarter ended March 31, 2003.

         Net income for the 2003 three-month period advanced 165% to $1.3 million, equal to $.07 per fully diluted share, from $482,000, or $.03 per fully diluted share, for the comparable prior year period. Net revenues for the 2003 first quarter rose 20% to $19.3 million from $16.0 million a year ago.

         The company attributed its positive results primarily to programs implemented last year to enhance the sales and marketing functions of its products and services, as well as to its technological innovations. SPAR Group said results also benefited from related efficiencies of scale and continued attention to cost management.

         "The results are particularly gratifying because in the current challenging economic environment, clients recognize that SPAR's unique merchandising expertise can help enhance their sales and profitability," Bob Brown, SPAR Group's chairman and chief executive officer, said. "Increasingly, forward-thinking, bottom-line oriented companies in the retail, as well as manufacturing sectors, are turning to SPAR. They realize that our ability to collect quality information on a real time basis, enables them to act immediately. When you couple that with the ability to deploy people where needed at the retail
                                     (more)


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SPAR Group, Inc.
2-2-2

level, you have a positive, measurable impact on both their sales and market share. We believe the immediate outlook for SPAR Group remains strong and anticipate a solid year ahead," Brown added.

         SPAR Group, Inc. is a diversified marketing services company, providing a broad array of productivity enhancing products and services to help Fortune 1000 companies improve their sales, operating efficiency and profits. The company provides in-store merchandising, database and research services to general retail, mass market, drug, and grocery chains both, throughout the United States and internationally.

Certain statements in this news release (including, without limitation, the top line, net income and earnings per share estimates for 2003) are forward-looking and involve a number of risks and uncertainties (both known and unknown). The company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of SPAR's selling and marketing functions, continued customer satisfaction and contract renewal, new product development and marketing, continued technological superiority over its competitors, continued availability of capable dedicated personnel, continued cost management, the success of its international efforts, and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information respecting certain of these and other factors that could effect future results, performance or trends are discussed in SPAR Group's annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time.


                                      # # #


                                 (Tables Follow)

                                SPAR GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                      (In thousands, except per share data)



                                                                           Three Months Ended
                                                              -------------------------------------------
                                                                  March 31,                  March 31,
                                                                    2003                       2002
                                                              -----------------         -----------------


Net revenues                                                  $          19,322         $          16,046
Cost of revenues                                                         11,251                     9,751
                                                              -----------------         -----------------
Gross profit                                                              8,071                     6,295

Selling, general, and administrative expenses                             5,526                     4,967
Depreciation and amortization                                               378                       417
                                                              -----------------         -----------------
Operating income                                                          2,167                       911

Interest expense                                                             68                        48
Other expense                                                                38                        82
                                                              -----------------         -----------------
Income before provision for income taxes                                  2,061                       781

Provision for income taxes                                                  783                       299
                                                              -----------------         -----------------
Net income                                                    $           1,278         $             482
                                                              =================         =================
Basic/diluted net income per common share:
     Net Income-basic                                         $            0.07         $            0.03
               -diluted                                       $            0.07         $            0.03

Weighted average common shares-basic                                     18,841                    18,584
                                                              =================         =================
Weighted average common shares-diluted                                   19,443                    18,951
                                                              =================         =================

                                SPAR GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)


                                                                     March 31,               December 31,
                                                                       2003                      2002
                                                              -------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                  $              -          $               -
   Accounts receivable, net                                             19,294                     17,415
   Prepaid expenses and other current assets                               989                        783
   Deferred income taxes                                                   903                        903
                                                              ----------------          -----------------
   Total current assets                                                 21,186                     19,101

Property and equipment, net                                              2,015                      1,972
Goodwill                                                                 7,858                      7,858
Deferred income taxes                                                      705                        705
Other assets                                                               333                        121
                                                              ----------------          -----------------
Total assets                                                  $         32,097          $         29,757
                                                              ================          ================
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                           $            695          $            422
   Accrued expenses and other current liabilities                        6,215                     6,097
   Accrued expense due to affiliates                                     2,030                       958
   Restructuring charges, current                                          773                     1,354
   Due to certain stockholders                                             951                     3,951
                                                              ----------------         -----------------
Total current liabilities                                               10,664                    12,782

Line of credit                                                           3,617                       148
Restructuring charges, long-term                                             -                       235

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value:
     Authorized shares--3,000,000
     Issued and outstanding shares-none                                      -                         -
   Common stock, $.01 par value:
     Authorized shares--47,000,000
     Issued and outstanding shares-18,857,475-March 31, 2003 and
        18,824,527 - December 31, 2002                                     188                       188
   Treasury Stock                                                         (108)                      (30)
   Additional paid-in capital                                           10,942                    10,919
   Retained Earnings                                                     6,794                     5,515
                                                              -----------------         -----------------
Total stockholders' equity                                              17,816                    16,592
                                                              ----------------          ----------------
Total liabilities and stockholders' equity                    $         32,097          $         29,757
                                                              ================          ================
